Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-142980, 333-13387, 333-13359, 333-13357, 33-80988, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-80992, 33-94790, 333-133830, 333-115123 and 333-128427) of our report dated February 22, 2008 relating to the consolidated financial statements and financial statement schedules of PMC-Sierra Inc. (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 123(R) “Share-Based Payment” and Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”) and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of PMC-Sierra Inc. for the year ended December 30, 2007.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants

Vancouver, Canada

February 22, 2008